UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 26, 2021

JAMES RIVER GROUP HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM08, Bermuda
(Address of principal executive offices)
(Zip Code)
 (441) 278-4580
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0002 per share	JRVR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 26, 2021, the Board of Directors of James River Group Holdings, Ltd. (the “Company”) appointed Kirstin M. Gould as a Class I director of the Company. Ms. Gould was elected for a partial term ending at the Company’s annual general meeting of shareholders held in 2022. The Board of Directors intends to nominate Ms. Gould for election at the 2022 annual general meeting to serve as a director until the meeting held in 2024, which is the end of the three year term for Class I directors generally. Ms. Gould was also appointed to serve on the Nominating and Corporate Governance Committee of the Board. In connection with the appointment of Ms. Gould as a director, the Board of Directors approved an increase in the size of the Board from 10 to 11 directors.
Ms. Gould will receive the compensation that the Company pays its independent non-employee directors in the form of cash and equity. For information on the compensation of the Company’s directors, please refer to the disclosure under the heading “Compensation of Directors” in the Company’s definitive proxy statement for its annual general meeting of shareholders held on October 26, 2021, filed with the Securities and Exchange Commission on September 21, 2021, which disclosure is incorporated herein by reference.
There are no arrangements or understandings between Ms. Gould and any other person pursuant to which Ms. Gould was appointed as a director of the Company. Ms. Gould is not a party to any current or proposed transaction with the Company requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On October 26, 2021, the Company held its annual general meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders (i) elected Patricia H. Roberts and Thomas L. Brown as Class I directors to hold office until the 2024 annual general meeting of shareholders, (ii) approved the re-appointment of Ernst & Young LLP as the Company’s independent auditor to serve until the Company’s 2022 annual general meeting of shareholders and authorized the Company’s Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration, and (iii) approved, on a non-binding, advisory basis, the 2020 compensation of the Company’s named executive officers.
The following is a summary of the voting results for each matter presented to the shareholders at the Annual Meeting:
Proposal 1 – Election of two Class I directors to hold office until the 2024 annual general meeting of shareholders:

Director	For	Withhold	Broker Non-Votes
Patricia H. Roberts	20,445,017	14,882,887	1,043,319
Thomas L. Brown	34,361,775	966,129	1,043,319
Proposal 2 - The re-appointment of Ernst & Young LLP as the Company’s independent auditor to serve until the Company’s 2022 annual general meeting of shareholders and to authorize the Company’s Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration:

For	Against	Abstain	Broker Non-Votes
36,183,964	181,838	5,421	—
Proposal 3 - The approval, on a non-binding, advisory basis of the 2020 compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
29,007,771	6,306,692	13,441	1,043,319

Item 7.01	Regulation FD Disclosure.
The Company is furnishing a copy of the press release it issued on October 26, 2021 (the “Public Announcement”) as Exhibit 99.1 to this Current Report on Form 8-K. The Public Announcement announced the election of Thomas L. Brown and appointment of Kirstin M. Gould to the Company’s Board of Directors.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

The following Exhibit is furnished as a part of this Form 8-K:

Exhibit No.	Description
99.1	Press Release of the Company dated October 26, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, LTD.

Dated: October 26, 2021	By: /s/ Sarah C. Doran
Sarah C. Doran
Chief Financial Officer